SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Wachovia Mortgage Loans
On June 15, 2007, Grubb & Ellis Company (“Grubb & Ellis” or the “Company”) issued a press release announcing that the Grubb & Ellis subsidiaries formed to acquire commercial real estate properties pursuant to its warehousing strategy to accumulate assets for subsequent disposition to its investment management affiliate, Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”), closed two (2) non-recourse mortgage loan financings with Wachovia Bank, N.A. in the aggregate amount of $120.5 million. The majority of these mortgage loan financings, $78 million, is secured by the Danbury Corporate Center, a one-million-square-foot Class A office complex located in Danbury, Connecticut (the “Danbury Property”), which, as more fully described below in this Current Report on Form 8K, the Company acquired simultaneously with the closing of the mortgage loan financings (the “Danbury Wachovia Loan”). The balance of such mortgage loan proceeds, $42.5 million (the “Dallas and Rosemont Wachovia Loan”) is secured by the 325,000-square-foot Abrams Centre in Dallas, Texas (the “Dallas Property”) and 6400 Shafer Court, an 180,000-square-foot office located in Rosemont, Illinois (the “Rosemont Property”, collectively with the Danbury Property and the Dallas Property, the “Properties”) The proceeds of the mortgage loans were used to finance the purchase of the Danbury Property, to fund certain required reserves for the Properties, to pay the lender’s fees and costs and to repay certain amounts borrowed by Grubb & Ellis with respect to the Dallas Property and Rosemont Property.
Each of the Danbury Wachovia Loan and the Dallas and Rosemont Wachovia Loan has an initial term of two (2) years with three (3) extension options, each one (1) year in length, subject to the satisfaction of certain conditions, including with respect to the first extension option, the purchase of an interest rate cap on 30-day LIBOR with a LIBOR strike price of 6%. Interest on the Dallas and Rosemont Wachovia Loan and the Danbury Wachovia Loan will be paid and adjusted monthly at a floating rate of interest per annum equal to the 30-day LIBOR plus a spread of 250 basis points. The borrowers under the each of the Wachovia Loans were required to purchase a two-year interest rate cap on 30-day LIBOR with a LIBOR strike price of 6%, thereby locking the maximum interest rate on borrowings under the mortgage loan at 8.50% for the initial two year term of the mortgage loan.
Pursuant to the Dallas and Rosemont Wachovia Loan and the Danbury Wachovia Loan, reserves in the amount of approximately $15.2 million and $28 million, respectively, have been established for the costs of certain capital expenditures, maintenance and repairs, leasing commissions and tenant improvements, rent concessions and debt service coverage.
All obligations under the Dallas and Rosemont Wachovia Loan and Danbury Wachovia Loan are secured by, among other things, (i) a first mortgage lien encumbering the fee-simple of the Dallas Property and the Rosemont Property, in the case of the Dallas and Rosemont Wachovia Loan, and the Danbury Property, in the case of the Danbury Wachovia Loan, (ii) an assignment of all related leases, rents, deposits, letters of credit, income and profits, (iii) an assignment of the interest rate caps described above, and (iv) an assignment of all other contracts, agreements and personal property relating to the respective properties.

Liability under the Dallas and Rosemont Wachovia Loan is limited to GERA Abrams Centre LLC and GERA 6400 Shafer LLC, and liability under the Danbury Wachovia Loan is limited to GERA Danbury LLC, which, in each case, are single purpose entities and will incur liability only for non-recourse carve-outs which are customary for credit facilities similar in type and size to the mortgage loans.
Agreements with Grubb & Ellis Realty Advisors, Inc.
On June 18, 2007, Grubb & Ellis issued a press release announcing the signing of a definitive Membership Interest Purchase Agreement, dated as of June 18, 2007 (the “Acquisition Agreement”), by and among Grubb & Ellis, Realty Advisors, Inc., and GERA Property Acquisition, LLC (“Property Acquisition”), a wholly owned subsidiary of Grubb & Ellis. Pursuant to the Acquisition Agreement, Realty Advisors shall acquire all of the issued and outstanding membership interests of Property Acquisition held by Property Acquisition’s sole member Grubb & Ellis (the “Acquisition”). In addition, in connection with the entering into of the Acquisition Agreement, Grubb & Ellis also entered into a trademark license agreement with Realty Advisors (the “Trademark License”) formalizing the understandings and agreements between the parties regarding Realty Advisors’ use of the Grubb & Ellis trademarks.
As a result of the Acquisition, Realty Advisors will acquire and indirectly own the Properties through the three single purpose entities described above (GERA Abrams Centre LLC, GERA 6400 Shafer LLC and GERA Danbury LLC), each of which is wholly owned by Property Acquisition. Prior to entering into the Acquisition Agreement, Grubb & Ellis Company and Realty Advisors did not have any agreement with respect to the Properties and Realty Advisors did not have any obligation to purchase these or any other properties from Grubb & Ellis Company.
Grubb & Ellis acquired the Properties for an aggregate purchase price of approximately $122.3 million. Pursuant to the Acquisition Agreement, Grubb & Ellis Company will sell the Properties to Realty Advisors on a “cost neutral basis” taking into account the costs and expenses paid by Grubb & Ellis with respect to the purchase of the Properties and imputed interest on cash advanced by Grubb & Ellis with respect to the Properties. Furthermore, Realty Advisors will acquire the Properties subject to the Dallas and Rosemont Wachovia Loan and the Danbury Wachovia Loan.
In addition, upon the closing of the Acquisition, pursuant to an agreement entered into by Realty Advisors and Grubb & Ellis at the time of Realty Advisors’ initial public offering in February 2006 (the “IPO”), Realty Advisors will pay Grubb & Ellis an acquisition fee equal to one (1%) percent of the purchase price paid by Grubb & Ellis for the Properties.
The transaction is expected to close in the third or fourth quarter of 2007, subject to, among other things, the approval of the transaction by the holders of a majority of the common stock issued in the IPO and the holders of less than 20 percent of the common stock issued in the IPO voting against the transaction and electing to exercise their conversion rights.

Item 8.01 Other Events
Closing of Danbury Acquisition
Also in the press release issued by Grubb & Ellis on June 15, 2007, the Company announced that as part of its warehousing strategy to accumulate assets for subsequent disposition to Realty Advisors, the Company, through an indirect wholly owned subsidiary, completed the acquisition of the Danbury Property for approximately $80.8 million. The acquisition the Danbury Property follows the Company’s earlier 2007 acquisitions pursuant to its warehousing strategy of the Dallas Property for $20 million and the Rosemont Property for $21.5 million.
The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, the deed of trust, security agreement, assignment of rents and fixture filing related to the Dallas Property, the mortgage, security agreement, assignment of rents and fixture filing related to the Rosemont Property, the open-end mortgage, security agreement, assignment of rents and fixture filing agreement related to the Danbury Property, the press release issued on June 15, 2007, and the press release issued on June 18, 2007, copies of each of which are annexed hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 99.1, and 99.2, respectively, and are incorporated herein by reference, and the Trademark License, which was filed as an exhibit to Realty Advisors’ preliminary proxy statement on Schedule 14A on June 18, 2007.
Item 9.01 Financial Statements and Exhibits.
(d)     The following are filed as Exhibits to this Current Report on Form 8-K:
2.1	The Membership Interest Purchase Agreement by and among Grubb & Ellis Company, GERA Property Acquisition, LLC and Grubb & Ellis Realty Advisors, Inc., dated as of June 18, 2007.
10.1	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing by and among GERA Abrams Centre LLC, Rebecca S. Conrad and Wachovia Bank, National Association dated June 15, 2007.
10.2	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing between GERA 6400 Shafer LLC and Wachovia Bank, National Association dated June 15, 2007.
10.3	Open-end Mortgage, Security Agreement, Assignment of Rents and Fixture Filing between GERA Danbury LLC and Wachovia Bank, National Association dated June 15, 2007.
99.1	Press Release issued by Grubb & Ellis Company on June 15, 2007.
99.2	Press Release issued by Grubb & Ellis Company on June 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: June 19, 2007